Filed Pursuant to Rule 424(b)(5)

Registration No. 333-284057

PROSPECTUS SUPPLEMENT

(To Prospectus dated April 24, 2025)

United States Antimony Corporation

Up to $65,000,000

Common Stock

We entered into a sales agreement dated November 12, 2024 and subsequently amended and restated such sales agreement on September 17, 2025 (the “Sales Agreement”), with A.G.P./Alliance Global Partners (“A.G.P.”) and B. Riley Securities, Inc. (“B. Riley Securities”; each an “Agent” and collectively, the “Agents”), relating to shares of our common stock, $0.01 par value per share, offered by this prospectus supplement and the accompanying prospectus. Pursuant to this prospectus supplement and accompanying prospectus, from time to time we may offer and sell shares of our common stock having aggregate gross proceeds of up to $65,000,000 through or to the Agents, acting as sales agent or principal.

Our common stock is listed on the NYSE American and the NYSE Texas, both under the symbol “UAMY.” The last reported sale price of our common stock on September 15, 2025 was $5.07 per share.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Subject to terms of the Sales Agreement, the Agents are not required to sell any specific number or dollar amounts of securities but will act as our sales agent using commercially reasonable efforts consistent with their normal trading and sales practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Agents will be entitled to compensation under the terms of the Sales Agreement at a commission rate of up to 3.0% of the gross sales price per share sold. In connection with the sale of our common stock on our behalf, the Agents will each be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act. See “Plan of Distribution” beginning on page S-11 for additional information regarding the compensation to be paid to the Agents.

Investing in our common stock involves risks. See “Risk Factors” on page S-7 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P.	B. Riley Securities

The date of this prospectus supplement is September 17, 2025.

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts and is part of the registration statement (No. 333-284057) that we filed with the Securities and Exchange Commission (the “SEC”), using a “shelf” registration process. The first part is this prospectus supplement, which describes the specific terms of this common stock offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein. The second part, the accompanying prospectus dated April 24, 2025, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement and the information contained in the accompanying prospectus or any document incorporated by reference herein or therein filed prior to the date of this prospectus supplement, you should rely on the information in this prospectus supplement; provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date for example, a document incorporated by reference in the accompanying prospectus, the statement in the document having the later date modifies or supersedes the earlier statement.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference herein were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the dates when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Neither we nor the Agents have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus or incorporated by reference herein or therein is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus and any free writing prospectus or of any sale of our common stock. It is important for you to read and consider all information contained in this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference” in this prospectus supplement, the accompanying prospectus and any free writing prospectus.

This prospectus supplement, the accompanying prospectus and any free writing prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement, the accompanying prospectus and any free writing prospectus in any jurisdiction to or from any person to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. We are not, and the Agents are not, offering to sell, and seeking offers to buy, shares of our common stock in jurisdictions where offers and sales are prohibited. The distribution of this prospectus supplement and the accompanying prospectus and the offering of the common stock in certain jurisdictions may be restricted by law.

No action is being taken in any jurisdiction outside the United States to permit a public offering of the securities or possession or distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus in that jurisdiction. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement, the accompanying prospectus or any free writing prospectus to that jurisdiction.

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Unless otherwise stated, all references in this prospectus supplement and the accompanying prospectus “United States Antimony Corporation,” “UAMY,” “USAC,” “the Company,” “we,” “us,” “our” and similar terms refer to United States Antimony Corporation and its subsidiaries.

Market data and industry statistics and forecasts used throughout this prospectus supplement are based on the good faith estimates of management, which in turn are based upon management’s reviews of independent industry publications, reports by market research firms, and other independent and publicly available sources. Although we are not aware of any misstatements regarding the industry data that we present in this prospectus supplement, our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors,” “Cautionary Note Regarding Forward-Looking Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K/A and any subsequent Quarterly Reports on Form 10-Q, incorporated by reference in this prospectus supplement, as well as the “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” section of this prospectus supplement and our subsequent filings with the SEC also incorporated by reference herein.

We own or have rights to trademarks, trade names and service marks that we use in connection with the operation of our business, including our corporate name, logos and website names. Other trademarks, trade names and service marks appearing in this prospectus supplement are the property of their respective owners. Solely for convenience, the trademarks and trade names in this prospectus supplement may be referred to without the ® and TM symbols, but such references should not be construed as any indicator that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believes”, “expects” or “does not expect”, “is expected”, “outlook”, “anticipates” or “does not anticipate”, “plans”, “estimates”, “forecast”, “project”, “pro forma”, or “intends”, or stating that certain actions, events or results “may” or “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus supplement and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with a specific offering. These factors and the other cautionary statements contained or incorporated in this prospectus supplement and in the applicable prospectus supplement and any free writing prospectus we may authorize for use in connection with a specific offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

•	The Company’s properties being in the exploration stage;
•	Macroeconomic factors;
•	The imposition of new tariffs, changes in trade policy or agreements, or the escalation of trade tensions between the United States and other countries or regions could have a material adverse impact on our business;
•	Continued operational losses;
•	Negative consequences related to mineral operations being subject to existing and new government regulations within and outside the United States;
•	The Company’s ability to obtain additional capital to develop the Company’s resources, if any;
•	Concentration of customers;
•	Increase in energy costs;
•	Mineral exploration and development activities;
•	Mineral estimates;
•	The Company’s insurance coverage for operating risks;
•	The fluctuation of prices for antimony and precious metals, such as gold and silver;
•	The competitive industry of mineral exploration;
•	The title and rights in the Company’s mineral properties;
•	Environmental hazards;
•	The possible dilution of the Company’s common stock from additional financing activities;
•	Metallurgical and other processing problems;
•	Unexpected geological formations;
•	Global economic and political conditions;
•	Staffing in remote locations;
•	Changes in product costing;
•	Inflation on operational costs and profitability;

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•	Competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, flooding, landslides, power outages, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities);
•	Global pandemics or civil unrest;
•	Mexican labor and cartel issues regarding safety and organized control over our properties;
•	The positions and associated outcomes of Mexican and other taxing authorities;
•	The possible dilution of the Company’s common stock from additional financing activities;
•	Cybersecurity and business disruptions;
•	Ineffective use of cash and cash equivalents, including proceeds from stock offerings;
•	Potential conflicts of interest with the Company’s management;
•	Mining exploration, development, and production not being economically viable;
•	Mineral reserve estimates, including those prepared by "Qualified Persons" (as defined by SEC Regulation S-K 1300), are not guarantees of the volume or grade of ore that will ultimately be recovered;
•	Processing and selling ore from new suppliers and internal sources not being economically viable;
•	More risk associated with non-domestic supply of antimony ore; and
•	Fluctuations in the Company’s common stock.

These statements relate to future events or to future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by these forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, among other things, those set forth in Part I, Item 1A – “Risk Factors” of our most recent Annual Report on Form 10-K/A, subsequent Quarterly Reports on Form 10-Q, any other filings with the SEC related to risk factors, and any risks contained in any other documents incorporated by reference herein. Any forward-looking statement in this prospectus supplement reflects our current view with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, industry, and future growth. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Except as required by law, we assume no obligation to update or revise these forward-looking statements for any reason, even if new information becomes available in the future.

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference may also contain estimates, projections and other information concerning our industry, our business and the markets for our products. We obtained the industry, market and similar data set forth in this report from our own internal estimates and research and from industry research, publications, surveys and studies conducted by third parties, including governmental agencies. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties, and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. While we believe that the data we use from third parties is reliable, we have not separately verified this data. You are cautioned not to give undue weight to any such information, projections and estimates.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement, the accompanying prospectus and any free writing prospectus and in the documents we incorporate by reference herein and therein. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, carefully, especially the risks of investing in our common stock discussed under “Risk Factors” beginning on page S-7 of this prospectus supplement and the “Risk Factors” section of our most recent Annual Report on Form 10-K/A and subsequent Quarterly Reports on Form 10-Q. You should also consider any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement along with our consolidated financial statements and notes to those consolidated financial statements, before making an investment decision.

Overview of the Company

We sell antimony, zeolite, and precious metals products primarily in the U.S. and Canada. The Company processes third party ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals at its facilities located in Montana and Mexico. Our antimony oxide is used to form a flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings and paper, as a color fastener in paint, and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries, and ordnance. Our antimony trisulfide is used as a primer in ammunition. We also recover precious metals, primarily gold and silver, from third party ore at our plant in Montana. At our Bear River Zeolite facility located in Idaho, we mine and process zeolite, a group of industrial minerals used in water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, soil amendment and fertilizer, and other miscellaneous applications. In 2024 and 2025, we acquired mining claims and leases located in Alaska and Ontario, Canada.

Recent Developments

Subsequent to the filing of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, the Company: (i) sold 3,250,000 additional shares of common stock and received net proceeds of approximately $12.9 million pursuant to the Sales Agreement; (ii) received proceeds of approximately $1.3 million from the exercise of warrants; (iii) issued a letter of credit for approximately $1.8 million related to the purchase of antimony ore from an international supplier; (iv) received shareholder approval to increase the number of shares of common stock reserved for issuance under the Amended and Restated 2023 Equity Incentive Plan from 8,700,000 shares to 23,700,000 shares, (v) issued 439,934 shares of common stock to our employees related to the vesting of stock grant agreements; and (vi) acquired mining claims in Fairbanks, Alaska with payments to acquire these claims over the next four years totaling $500,000 and work commitments required over the next four years totaling $250,000.

On August 26, 2025, the Company entered into a Securities Purchase Agreement with the institutional investor signatory thereto (the “Investor”) pursuant to which the Company agreed to sell to the Investor, and the Investor agreed to purchase from the Company, in a registered direct offering, an aggregate of 4,000,000 shares of the common stock, par value $0.01 per share of the Company, at a purchase price of $4.50 per share, for aggregate gross proceeds to the Company of approximately $18 million.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the last day of the fiscal year in which (i) the market value of our common stock held by non-affiliates exceeds $250 million as of the end of that year’s second fiscal quarter and our annual revenue exceeds $100 million during such completed fiscal year, or (ii) the market value of our common stock held by non-affiliates exceeds $700 million, regardless of our annual revenue, as of the end of that year’s second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page S-13 of this prospectus supplement.

Corporate Information

United States Antimony Corporation was incorporated in Montana in January 1970 and in August 2025, we reincorporated as a Texas corporation. Our principal executive office is located at 4438 W. Lovers Lane, Unit 100, Dallas, TX, 75209. Our Company website is https://www.usantimony.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. We have included our website address in this prospectus supplement solely as an inactive textual reference.

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THE OFFERING

Common stock offered by us	Shares of our common stock having an aggregate offering price of up to $65,000,000.
Common stock to be outstanding following this offering

Up to 141,548,356 shares of common stock, assuming sales of approximately 12.8 million shares of common stock in this offering at an offering price of $5.07 per share, which was the last reported sale price of our common stock on the NYSE American and the NYSE Texas on September 15, 2025. The actual number of shares issued will vary depending on the sales price under this offering.

Plan of Distribution

“At the market offering” that may be made from time to time through or to, A.G.P. and B. Riley Securities, as sales agents or principals. See “Plan of Distribution” on page S-11 of this prospectus supplement.

Use of Proceeds

We may use the net proceeds from this offering for general corporate purposes, including automation, working capital, inventory, personnel, operating expenses and capital expenditures for both our Zeolite and Antimony Divisions as well as for any of our locations. We may also use the net proceeds to acquire or invest in businesses and products that are complementary to our own. In addition, we may use the net proceeds to purchase mining claims and the related capital infrastructure to sell mineral products to various industries or government agencies. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors

Investing in our common stock involves a high degree of risk. You should read the “Risk Factors” section on page S-7 of this prospectus supplement, as well as those risk factors that are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of factors to consider carefully before deciding to purchase shares of our common stock.

NYSE American and NYSE Texas symbol	“UAMY”

The number of shares of our common stock to be outstanding after this offering is based on 128,727,843 shares of our common stock issued and outstanding as of September 15, 2025, and excludes as of September 15, 2025:

•	8,674,534 outstanding stock options and restricted stock units, or RSUs (which includes unvested and unexercised stock options and RSUs) under our Amended and Restated 2023 Equity Incentive Plan (the “Equity Incentive Plan”);

•	857,143 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	3,722,000 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share;

•	806,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share; and

•	12,174,767 shares reserved for future issuance under our Equity Incentive Plan.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Before investing in our common stock, you should consider carefully the risks described below and under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus supplement, together with the other information contained in this prospectus supplement, the accompanying prospectus and in our other filings with the SEC that we have incorporated by reference in this prospectus supplement and the accompanying prospectus. If any of these risks occur, our business, financial condition, results of operations and future growth prospects could be materially and adversely affected. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to this Offering

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional shares of common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering, which could include warrants or preferred stock. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

You may experience immediate and substantial dilution in the book value per share of the common stock you purchase.

Because the prices per share at which shares of our common stock are sold in this offering may be substantially higher than the book value per share of our common stock, you may suffer immediate and substantial dilution in the net tangible book value of the common stock you purchase in this offering. The shares sold in this offering, if any, will be sold from time to time at various prices. After giving effect to the sale of our common stock in the maximum aggregate offering amount of $65,000,000 at an assumed offering price of $5.07 per share, which was the last reported sale price of our common stock on the NYSE American and the NYSE Texas on September 15, 2025, and giving effect of shares sold or issued of our common stock subsequent to June 30, 2025, and after deducting estimated offering commissions and expenses payable by us, our net tangible book value of our operations as of June 30, 2025 would have been approximately $132.3 million, or $0.94 per share of common stock. This represents an immediate dilution of $4.13 in net tangible book value per share to purchasers of our common stock in this offering and an immediate accretion in as-adjusted net tangible book value of approximately $0.40 per share to our existing stockholders. See “Dilution” below for a more detailed discussion of the dilution you may incur in connection with this offering.

We have broad discretion in the use of our cash and cash equivalents, including the net proceeds we receive in this offering, and may not use them effectively.

Our management has broad discretion to use our cash and cash equivalents, including the net proceeds we receive in this offering, to fund our operations and could spend these funds in ways with which you may not agree or in ways which do not improve our results of operations or enhance the value of our common stock. See “Use of Proceeds”. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our common stock to decline. Pending their use to fund our operations, we may invest our cash and cash equivalents, including the net proceeds from this offering, in a manner that does not produce income or that loses value.

The common stock offered hereby will be sold in “at the market offerings” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and accordingly may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and number of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

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The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold by the Agents after delivering a placement notice will fluctuate based on the market price of our common stock during the sales period and limits we set with the Agents. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued. As of September 15, 2025, we had 95,037,213 authorized but unissued shares of our common stock available for issuance (after deducting the number of shares outstanding and reserved for issuance).

Resales of our common stock in the public market by our stockholders during this offering may cause the market price of our common stock to fall.

We may issue shares of common stock from time to time in connection with this offering. The issuance from time to time of these new shares of common stock, or our ability to issue new shares of common stock in this offering, could result in resales of our shares of common stock by our current stockholders concerned about the potential dilution of their holdings. In turn, these resales could have the effect of depressing the market price for our common stock.

Sales of a substantial number of shares of our common stock, or the perception that such sales may occur, may adversely impact the price of our common stock.

Sales of a substantial number of shares of our common stock in the public markets could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross sales proceeds of up to $65,000,000 from time to time (before deducting sales agent commissions and expenses). Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.

We may use the net proceeds of this offering, if any, for general corporate purposes, including automation, working capital, inventory, personnel, operating expenses and capital expenditures for both our Zeolite and Antimony Divisions as well as for any of our locations. We may also use the net proceeds to acquire or invest in businesses and products that are complementary to our own. In addition, we may use the net proceeds to purchase mining claims and the related capital infrastructure to sell mineral products to various industries or government agencies.

This expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual use of the net proceeds may vary significantly depending on numerous factors, any unforeseen cash needs. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. Accordingly, our management will have broad discretion in the timing and application of these proceeds.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share and the adjusted net tangible book value per share of our common stock after this offering. Our net tangible book value at June 30, 2025, was approximately $37.5 million, or $0.32 per share, based on 119,200,980 shares of our common stock then outstanding. Net tangible book value per share is equal to our total tangible assets, less our total liabilities, divided by the total number of shares outstanding as of June 30, 2025.

After giving effect to the issuance of (i) 1,836,929 shares of common stock issued from warrant exercises from July 1, 2025 through September 15, 2025, (ii) 3,250,000 shares of common stock issued pursuant to the Sales Agreement, from July 1, 2025 through September 15, 2025, (iii) 439,934 shares issued pursuant to the vesting of restricted stock units from July 1, 2025 through September 15, 2025, and (iv) 4,000,000 shares of common stock issued in our registered direct offering on August 26, 2025 (the “August Registered Direct Offering”), our pro forma net tangible book value as of June 30, 2025 was approximately $69.4 million, or $0.54 per share of common stock (collectively, the “Pro Forma Adjustments”).

After giving effect to the sale of our common stock in this offering in the aggregate amount of $65,000,000 at an assumed offering price of $5.07 per share, the last reported sale price of our common stock on the NYSE American and the NYSE Texas on September 15, 2025, and after deducting commissions and estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of June 30, 2025 would have been approximately $132.3 million, or $0.94 per share of common stock. This represents an immediate increase in pro forma net tangible book value of $0.40 per share to our existing stockholders and an immediate dilution in pro forma net tangible book value of $4.13 per share to new investors in this offering. Dilution per share to new investors in this offering is calculated as the difference between the assumed public offering price per share and the pro forma as adjusted net tangible book value per share after this offering.

The following table illustrates this calculation on a per share basis. The as adjusted information is illustrative only and will adjust based on the actual price to the public, the actual number of shares sold and other terms of the offering determined at the time shares of our common stock are sold pursuant to this prospectus supplement.

Assumed public offering price per share		$5.07
Net tangible book value per share as of June 30, 2025	$0.32
Pro Forma net tangible book value per share after giving effect to the Pro Forma Adjustments	$0.54
Increase in pro forma net tangible book value per share after this offering	$0.40
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$0.94
Dilution per share to new investors participating in this offering		$4.13

The common stock outstanding after the offering is based on 119,200,980 shares of our common stock outstanding as of June 30, 2025, and an additional (i) 1,836,929 shares of common stock issued from warrant exercises through September 15, 2025, (ii) 3,250,000 shares of common stock issued under the Sales Agreement, through September 15, 2025 (iii) 439,934 shares issued from the vesting of restricted stock units through September 15, 2025, and (iv) 4,000,000 shares of common stock issued in the August Registered Direct Offering, and excludes, as of June 30, 2025:

•	6,142,867 outstanding stock options and restricted stock units, or RSUs (which includes unvested stock options and RSUs) and shares reserved for issuance under our Equity Incentive Plan;

•	1,428,572 shares of our common stock issuable upon the exercise of outstanding warrants expiring on January 27, 2026, with each warrant having an exercise price of $0.46 per share;

•	4,987,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on August 3, 2026, with each warrant having an exercise price of $0.85 per share;

•	806,500 shares of our common stock issuable upon the exercise of outstanding warrants expiring on February 1, 2026, with each warrant having an exercise price of $0.85 per share; and

•	234,767 shares reserved for future issuance under our Equity Incentive Plan.

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DIVIDEND POLICY

We have never declared dividends or paid cash dividends on our capital stock. Our board of directors will make any future decisions regarding dividends. We currently intend to retain and use any future earnings for the development and expansion of our business and we do not anticipate paying any cash dividends in the near future. Our board of directors has complete discretion on whether to pay cash dividends. Even if our board of directors decides to pay additional dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with A.G.P. and B. Riley Securities, under which we may issue and sell our common stock from time to time through or to the Agents acting as a sales agent or principal. This prospectus supplement, together with the accompanying prospectus, relates to shares of our common stock that may be offered and sold under the Sales Agreement. Pursuant to this prospectus supplement and in accordance with the terms of the Sales Agreement, from time to time we may offer and sell shares of our common stock having aggregate gross proceeds of up to $65,000,000 through or to the Agents, acting as sales agent or principal.

Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying prospectus may be made by any method that is deemed an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.

We may instruct the Agents not to sell common stock if the sales cannot be effected at or above the price designated by us from time to time. We or the Agents may suspend the offering of common stock upon notice and subject to other conditions. The Agents will offer our common stock subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Agents. Each time we wish to issue and sell common stock under the Sales Agreement, we will notify an Agent of the number or dollar value of shares to be issued, the time period during which such sales are requested to be made, any limitation on the number of shares that may be sold in one day, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed such Agent, unless the Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the Sales Agreement to sell our common stock are subject to a number of conditions that we must meet.

We will pay the Agents commissions for their services in acting as agents in the sale of common stock at a commission rate equal to up to 3.0% of the gross sales price per share sold. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time.  We have also agreed to reimburse the Agents for certain specified expenses, including the fees and disbursements of their legal counsel in an amount not to exceed $60,000, plus up to $10,000 per calendar quarter for ongoing diligence arising from the transactions contemplated by the Sales Agreement. We estimate that the total expenses for the offering, excluding commissions and reimbursements payable to the Agents under the terms of the Sales Agreement, will be approximately $100,000.

Settlement for sales of common stock will generally occur on the first trading day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our Common Stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the Agents may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.

This offering of our common stock pursuant to this prospectus will terminate upon the earlier of (i) the sale of all of our common stock subject to this prospectus, or (ii) termination of the Sales Agreement as provided therein.

This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions. The form of the Sales Agreement will be filed as an exhibit to a Current Report on Form 8-K on or about the date hereof and is incorporated by reference in this prospectus supplement. See the “Where You Can Find More Information” section of this prospectus supplement.

A.G.P. served as exclusive placement agent in our August Registered Direct Offering, pursuant to which we agreed to sell to an investor an aggregate of 4,000,000 shares at a purchase price of $4.50 per share, for aggregate gross proceeds of approximately $18 million. We paid A.G.P. a commission equal to 7% of the aggregate gross proceeds of the offering minus a credit that was applied to us on the closing date.

The Agents and their affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, an Agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, such Agent may at any time hold long or short positions in such securities. To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement.

This prospectus supplement in electronic format may be made available on websites maintained by the Agents, and the Agents may distribute this prospectus supplement and the accompanying prospectus electronically.

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LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Duane Morris LLP, New York, New York. The Agents are being represented in connection with this offering by Sullivan & Worcester LLP, New York, New York.

EXPERTS

The financial statements of United States Antimony Corporation as of December 31, 2024 and 2023 and for each of the two years in the period ended December 31, 2024 incorporated in this prospectus supplement by reference to its Annual Report on Form 10-K for the year ended December 31, 2024 have been audited by Assure CPA, LLC, an independent registered public accounting firm, as set for in their report thereon appearing elsewhere herein and are included in reliance on such report given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available at the SEC’s web site at www.sec.gov.

We also maintain a website at https://www.usantimony.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus supplement or the accompanying prospectus.

This prospectus supplement is part of a registration statement we filed with the SEC. This prospectus supplement and the accompanying prospectus omit some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities we are offering. Statements in this prospectus supplement and the accompanying prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference in this prospectus supplement and the accompanying prospectus much of the information we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus supplement and the accompanying prospectus is considered to be part of this prospectus supplement and the accompanying prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus supplement and the accompanying prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated in this prospectus supplement and the accompanying prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus supplement, the accompanying prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus supplement and the accompanying prospectus incorporate by reference the documents listed below (File No. 001-41707):

•	Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 20, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 18, 2025;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 8, 2025
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed with the SEC on August 12 2025
•	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 12, 2025;
•	Our Current Reports on Form 8-K filed with the SEC on April 14, 2025, July 25, 2025, August 4, 2025, August 19, 2025, August 29, 2025 and September 3, 2025; and

•	The description of our securities filed as Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion or termination of the offering, but excluding any information that is (or is deemed to be) furnished to and not filed with the SEC. Any statements contained in a previously filed document incorporated by reference into this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, or in a subsequently filed document also incorporated by reference herein, modifies or supersedes that statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to be a part of this prospectus supplement and the accompanying prospectus.

You should not assume that the information in this prospectus supplement or any document incorporated by reference herein is accurate as of any date other than the date of this prospectus supplement or the date of the documents incorporated by reference in this prospectus supplement.

We will provide to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, at no cost to the requester, a copy of any or all of the information that is incorporated by reference in this prospectus supplement, other than exhibits to such documents, unless such exhibits have been specifically incorporated by reference therein. Requests for such documents should be directed to:

United States Antimony Corporation

4438 W. Lovers Lane, Unit 100

Dallas, TX 75209

You may also access these documents on our website, https://www.usantimony.com. The information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement, the accompanying prospectus, or the registration statement of which they form a part.

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PROSPECTUS

UNITED STATES ANTIMONY CORPORATION

$100,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS TO PURCHASE COMMON STOCK, PREFERRED STOCK

UNITS

We may offer and sell from time to time our shares of common stock, shares of preferred stock, warrants and rights to purchase common stock, preferred stock or units, as well as units that include any of these securities. We may sell any combination of these securities in one or more offerings with an aggregate offering price of up to $100,000,000.

This prospectus provides a general description of the securities we may offer. Each time we decide to offer securities pursuant to this prospectus, we will provide a prospectus supplement containing specific terms of the particular offering together with this prospectus.

This prospectus may not be used to offer and sell securities unless accompanied by the applicable prospectus supplement.

We may sell the securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement. In addition, the underwriters, if any, may over-allot a portion of the securities.

We are a “smaller reporting company” as defined under the federal securities laws and, as such, are eligible for reduced public company reporting requirements. See “Summary - Implications of Being a Smaller Reporting Company.”

Our common stock is listed on the NYSE American under the symbol “UAMY.” On April 21, 2025, the last reported sale price of our common stock was $3.00.

Investing in our securities involves significant risks. We strongly recommend that you read carefully the risks we describe in this prospectus and in any accompanying prospectus supplement, as well as the risk factors that are incorporated by reference into this prospectus from our filings made with the Securities and Exchange Commission. See “Risk Factors” beginning on page 9 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 24, 2025

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time any combination of the securities described in this prospectus in one or more offerings in amounts, at prices and on terms that we determine at the time of the offering, with an aggregate offering price of up to $100,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the type or series of securities offered and the terms of that offering.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and "Incorporation of Documents by Reference" before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security.

We are not offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “USAC,” the “Company,” “we,” “us,” and “our” refer to United Stated Antimony Corporation and its subsidiaries. When we refer to “you” we mean potential holders of the securities we may offer under this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, the applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our securities discussed under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our consolidated financial statements, and the exhibits to the registration statement of which this prospectus is a part.

About United States Antimony Corporation

History

United States Antimony Corporation was incorporated in Montana in January 1970 to mine and produce antimony products. In December 1983, the Company suspended its antimony mining operations in the U.S. but continued to produce antimony products using foreign sources of antimony ore. In April 1998, the Company formed US Antimony de Mexico, S.A. de C.V. (“USAMSA”) to smelt antimony in Mexico, and, in August 2005, the Company formed Antimonio de Mexico, S.A. de C.V. (“ADM”) to explore and develop antimony and precious metal deposits in Mexico. The Company formed Bear River Zeolite Company (“BRZ”) in 2000 for the purpose of mining and producing zeolite in Idaho. Our principal business is the production and sale of antimony, precious metals, and zeolite products. In May 2012, our shares of common stock started trading on the NYSE MKT (now NYSE AMERICAN) under the symbol UAMY.

On March 11, 2024, the Company shut down the operations of USAMSA, which was part of the antimony segment, and announced its intent to sell its USAMSA subsidiary. The accounting requirements for reporting USAMSA as a discontinued operation were met in the first quarter of 2024. In December 2024, the Company announced plans to restart its existing antimony smelter located in Madero, Mexico along with capital improvements to improve processing at its Madero facility.

Although we extract minerals from the Bear River Zeolite property located in Idaho that we later process and sell, we have not yet prepared a technical report summary for the Bear River Zeolite property making a determination on the property’s mineral resources or mineral reserves. However, the Company has completed test hole drilling and has retained a qualified third-party expert who is in the process of preparing a technical reserve report for the Bear River Zeolite property. We strive to achieve excellence in mine safety and health performance and work with government agencies to ensure compliance with environmental regulations and health and safety standards.

The Company is organized and managed by the following four segments, which represent our operating units: United States antimony segment, Mexico antimony segment, zeolite segment, and precious metals segment.

United States Antimony Segment

Our United States Antimony segment consists of an antimony plant in the Burns Mining District of Sanders County in Montana, which processes antimony ore primarily into antimony oxide, antimony metal, antimony trisulfide, and precious metals. Antimony oxide is a fine, white powder. Our antimony oxide is used in conjunction with a halogen to form a synergistic flame-retardant system for plastics, rubber, fiberglass, textile goods, paints, coatings, and paper. Our antimony oxide is also used as a color fastener in paint and as a phosphorescent agent in fluorescent light bulbs. Our antimony metal is used in bearings, storage batteries and ordnance. Our antimony trisulfide is used as a primer in ammunition. The precious metals processed at this plant in Montana are included in our precious metals segment.

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We closed our antimony mine and mill in Montana in December 1983 because antimony ore could be purchased more economically from foreign sources. Our mine and mill are less than one mile from our current antimony smelter plant in Montana. We hold one patented claim at this mine. We also own mining claims in Alaska and Ontario, Canada. However, currently, the Company has no active operations in Alaska or Ontario, Canada.

As a result of the mine and mill closure in Montana, we have relied on sources outside the U.S. for antimony ore since 1983, and there are risks of interruption in procurement from these sources and volatile changes in world market prices for these materials that are not controllable by us. We anticipate continuing to receive antimony ore primarily from an existing supplier in Canada. In addition, we continue to actively research other domestic and non-domestic sources for antimony ore that are economically profitable. The acquisition of antimony ore is technically complex and a function of the country’s laws and regulations. Our purchasing consequently requires flexibility regarding supply agreements, credit support, etc. and is tailored accordingly to specific suppliers.

We estimate (but have not independently confirmed) that our present share of the domestic and international markets for antimony oxide products is approximately 4% and less than 1%, respectively. We are the only significant U.S. producer of antimony products. We believe we are competitive both domestically and world-wide due to the following:

•	We are the only U.S. domestic processor of antimony products.

•	We can process ore quickly and have minimal shipping time to domestic customers.

•	We have a reputation for quality products delivered on a timely basis.

•	We have the only operating, permitted antimony smelter located in the U.S.

Mexico Antimony Segment

The Company has two subsidiaries in Mexico, USAMSA and ADM. On March 11, 2024, we shut down the operational activities of USAMSA, which primarily includes the following two antimony and precious metals processing plants in Mexico: (1) the Madero smelter in Coahuila, and (2) the Puerto Blanco flotation mill, oxide circuit, and cyanide leach circuit in Guanajuato. The Company intends to sell its USAMSA subsidiary over the next year and has initiated an active search for buyers of its operations and/or assets. In December 2024, the Company announced plans to restart its existing antimony smelter located in Madero, Mexico along with capital improvements to improve processing at its Madero facility.

We will continue to maintain our existing Los Juarez mining claims and concessions in Cadereyta de Montes Queretaro, Mexico, which are included in our ADM subsidiary. There are presently no active operations at Los Juarez.

Zeolite Segment

Our zeolite segment consists of a mine and processing plant located in Preston, Idaho, Bear River Zeolite, Inc. (“BRZ”), which produces zeolite. Our zeolite is used for various purposes including soil amendment and fertilizer, water filtration, sewage treatment, nuclear waste and other environmental cleanup, odor control, gas separation, animal nutrition, and other miscellaneous applications.

BRZ has a lease with Zeolite, LLC that entitles BRZ to surface mine and process zeolite on property in Preston, Idaho, in exchange for a royalty payment. The annual royalty payment is the greater of: (1) the minimum annual royalty of $60,000, adjusted annually for the Consumer Price Index for all Urban Consumers, or (2) $11.00 per ton for the first ten thousand tons, $9.90 per ton for tons in excess of ten thousand up to twenty thousand, and $8.80 per ton for tons in excess of twenty thousand. This Zeolite LLC lease also requires BRZ to pay $10,000 to the lessor on March 1 of each year during the term of the lease, which ends March 1, 2025. BRZ also pays two other royalties on the sale of zeolite products. On a combined basis, BRZ pays royalties ranging from 8% to 13% on the sale of zeolite products. In addition, BRZ can surface mine and process zeolite on property owned by the U.S. Bureau of Land Management that is located adjacent to the Company’s Preston, Idaho property after obtaining required permits.

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“Zeolite” refers to a group of industrial minerals that consist of hydrated aluminosilicates that hold cations such as calcium, sodium, ammonium, various heavy metals, and potassium in their crystal lattice. Water is loosely held in cavities in the lattice. BRZ zeolite is regarded as one of the best zeolites in the world due to its high cation exchange capacity (CEC) of approximately 180-220 meq/100 gr. (which predicts plant nutrient availability and retention in soil), its hardness and high clinoptilolite content (which is an effective barrier to prevent problematic radionuclide movement), its absence of clay minerals, and its low sodium content. Our zeolite has been used in:

☐	Soil Amendment and Fertilizer. Zeolite has been successfully used to fertilize golf courses, sports fields, parks and common areas, and high value agricultural crops.

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Water Filtration. Zeolite is used for particulate, heavy metal and ammonium removal in swimming pools, municipal water systems, industrial water discharge streams, fisheries, fish farms, and aquariums.

☐	Sewage Treatment. Zeolite is used in sewage treatment plants to remove nitrogen and as a carrier for microorganisms.

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Nuclear Waste and Other Environmental Cleanup. Zeolite has shown a strong ability to selectively remove strontium, cesium, radium, uranium, and various other radioactive isotopes from solution. Zeolite can also be used for the cleanup of soluble metals such as mercury, chromium, copper, lead, zinc, arsenic, molybdenum, nickel, cobalt, antimony, calcium, silver and uranium.

☐

Odor Control. A major cause of odor around cattle, hog, and poultry feed lots is the generation of the ammonium in urea and manure. The ability of zeolite to absorb ammonium prevents the formation of ammonia gas, which disperses the odor.

☐

Gas Separation. Zeolite has been used for some time to separate gases, to re-oxygenate downstream water from sewage plants, smelters, pulp and paper plants, and fishponds and tanks, and to remove carbon dioxide, sulfur dioxide and hydrogen sulfide from methane generators as organic waste, sanitary landfills, municipal sewage systems, animal waste treatment facilities, and is excellent in pressure swing apparatuses.

☐	Animal Nutrition. According to third-party research, feeding up to 2% zeolite increases growth rates, decreases conversion rates, and prevents scours.

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Miscellaneous Uses. Other uses include catalysts, petroleum refining, concrete, solar energy and heat exchange, desiccants, pellet binding, horse and kitty litter, floor cleaner, traction control, ammonia removal from mining waste, and carriers for insecticides, pesticides and herbicides.

Precious Metals Segment

Our precious metals segment consists of a precious metals recovery plant that is operated in conjunction with the antimony processing plant in Montana. Precious metals are recovered in the leach circuit and settling pond after the ore goes through the crushing and flotation cycles. When precious metals are contained in antimony source, the metallurgical techniques employed for the recovery of antimony are altered to also recover the precious metals. The principal source of antimony concentrates bearing precious metals comes from our Canadian supplier, who also purchases these precious metals back from the Company. The sales of this product are intermittent throughout the year.

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November 2024 “At the Market” Offering

On November 12, 2024, the Company entered into a Sales Agreement (“Sales Agreement’) with A.G.P./Alliance Global Partners (“A.G.P.”) to sell shares of Common Stock, with aggregate gross proceeds of up to $25,000,000, from time to time, through an “at the market offering” program under which A.G.P. will act as sales agent.

Under the Sales Agreement, the Company will set the parameters for the sale of shares, including the number of shares to be issued, the time period during which sales are requested to be made, limitations on the number of shares that may be sold in any one trading day and any minimum price below which sales may not be made. The Sales Agreement provides that A.G.P. will be entitled to compensation for its services in an amount equal to up to 3.0% of the gross proceeds from the sale of shares sold under the Sales Agreement. The Company has no obligation to sell any shares under the Sales Agreement and may suspend solicitation and offers under the Sales Agreement. The shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 and the Prospectus Supplement filed on November 12, 2024 with the U.S. Securities and Exchange Commission in connection with the offer and sale of the shares pursuant to the Sales Agreement.

Corporate History and Information

United States Antimony Corporation was incorporated in Montana in January 1970. Our offices are located at P.O. Box 540308, Dallas, TX 75354.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference into the applicable prospectus supplement, together with all the other information contained in the prospectus or incorporated by reference into this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Risk Factors” included in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent filings, which are incorporated by reference into this prospectus. These risk factors may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future or by a prospectus supplement relating to a particular offering of our securities. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents we have filed with the SEC that are incorporated by reference contain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that involve substantial risks and uncertainties. In some cases, forward-looking statements are identified by the words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “future,” “goals,” “intend,” “likely,” “may,” “might,” “ongoing,” “objective,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “strategy,” “will” and “would” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from the information expressed or implied by these forward-looking statements.

Although we believe that we have a reasonable basis for each forward-looking statement contained in this prospectus and the documents that we have filed with the SEC that are incorporated by reference, such statements are based on a combination of facts and factors currently known by us and our expectations of the future, about which we cannot be certain.

Any forward-looking statements in this prospectus reflect our current views with respect to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. You should refer to the section titled “Risk Factors” of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on April 12, 2024, as updated by our subsequent filings with the SEC under the Exchange Act, for further discussion of the important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure that the forward-looking statements in this prospectus or the documents we have filed with the SEC that are incorporated by reference will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, these statements should not be regarded as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements as predictions of future events.

You should read this prospectus, the documents that we have incorporated by reference herein and the documents we have filed as exhibits to the registration statement, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Except as described in any prospectus supplement or any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from the sale of the securities offered hereby for general corporate purposes, including working capital, operating expenses and capital expenditures. We may also use a portion of the net proceeds to acquire or invest in businesses, products or assets that are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions as of the date of this prospectus. We will set forth in the applicable prospectus supplement or free writing prospectus our intended use for the net proceeds received from the sale of any securities sold pursuant to the prospectus supplement or free writing prospectus. We intend to invest the net proceeds to us from the sale of securities offered hereby that are not used as described above in short-term, investment-grade, interest-bearing instruments.

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PLAN OF DISTRIBUTION

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (1) through underwriters or dealers, (2) through agents, (3) directly to one or more purchasers or (4) in connection with acquisitions of assets or shares of another entity or company, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

•	a fixed price or prices, which may be changed from time to time;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market prices; or

•	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time, and may enter into arrangements for “at-the-market,” equity line or similar transactions. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters, dealers or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in each applicable prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in each applicable prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•

the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•

if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

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One or more firms, referred to as “remarketing firms,” may also offer or sell the securities, if a prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as our agents. These remarketing firms will offer or sell the securities in accordance with the terms of the securities. Each prospectus supplement will identify and describe any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for us in the ordinary course of business.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

All securities we may offer, other than shares of our common stock, may be new issues of securities with no established trading market. Any agents or underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We can make no assurance as to the liquidity of or the existence, development or maintenance of trading markets for any of the securities. There is currently no market for any of the securities we may offer hereby, other than our common stock which is listed on the NYSE American. Underwriters may make a market in our common stock, but will not be obligated to do so and may discontinue any market making at any time without notice. We have no current plans for listing of the preferred stock, debt securities, warrants, rights or units on any securities exchange or quotation system; any such listing with respect to any particular preferred stock, debt securities, warrants, rights or units will be described in the applicable prospectus supplement or other offering materials, as the case may be.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise or the securities are sold by us to an underwriter in a firm commitment underwritten offering. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

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DESCRIPTION OF CAPITAL STOCK

The following description of capital stock summarizes certain provisions of our Third Restated Articles of Incorporation (the “Articles of Incorporation”) and our First Restated By-Laws (the “Bylaws”). The description is intended as a summary, and is qualified in its entirety by reference to our Articles of Incorporation and our Bylaws.

Authorized Capital Stock

Our authorized capital stock consists of 150,000,000 shares of Common stock and 10,0000,000 shares of preferred stock, par value $0.01 per share. There were 108,438,984 shares of common stock, 750,000 shares of Series B preferred stock and 177,904 shares of Series C preferred stock outstanding as of November 5, 2024.

Provisions of Note in Articles of Incorporation and Bylaws

Our Articles of Incorporation includes a forum selection provision designating the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) as the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Company; (b) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or shareholder of the Company to the Company or the Company’s shareholders; (c) any action asserting a claim arising pursuant to any provision of the Montana Business Corporation Act (the “MBCA”), the Articles of Incorporation, or the Bylaws (as either may be amended or restated) or as to which the MBCA confers jurisdiction on the State of Montana District Court of Lake and Sanders Counties; or (d) any action asserting a claim governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of this section is filed in a court other than a court located within the State of Montana (a “Foreign Action”) in the name of any shareholder, such shareholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Montana in connection with any action brought in any such court to enforce this section (an “Enforcement Action”); and (ii) having service of process made upon such shareholder in any such Enforcement Action by service upon such shareholder’s counsel in the Foreign Action as agent for such shareholder.

This forum selection provision may limit investors’ ability to bring claims in judicial forums that they find favorable to such disputes and may discourage lawsuits with respect to such claims. The Company has adopted this provision to limit the time and expense incurred by its management to challenge any such claims. As a company with a small management team, this provision allows its officers to not lose a significant amount of time travelling to any particular forum so they may continue to focus on operations of the Company.

The following is a description of the Articles of Incorporation and Bylaws and reflects the terms of the Company’s authorized capital stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

Our Articles of Incorporation and Bylaws contain certain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, could discourage takeovers, coercive or otherwise. These provisions are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our Board of Directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us.

Authorized but Unissued Capital Stock

We have authorized but unissued shares of preferred stock and common stock, and our Board of Directors may authorize the issuance of one or more series of preferred stock without stockholder approval. These shares could be used by our Board of Directors to make it more difficult or to discourage an attempt to obtain control of us through a merger, tender offer, proxy contest or otherwise.

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Limits on Stockholders’ ability to Call a Special Meeting

Our Bylaws provide that special meetings of the stockholders may be called only by (i) the Board of Directors or (ii) by the Chairman of the Board of Directors or Secretary of the Company upon the written request of one or more persons that own shares representing at least 25% of the voting power of the stock entitled to vote on the matter or matters to be brought before the proposed special meeting. This may delay the ability of our stockholders to force consideration of a proposal or for holders controlling less than 25% of our capital stock to take any action, including the removal of directors.

Common Stock

Voting Rights

Each holder of the Company’s Common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors.

Dividend Rights

Holders of Common stock are entitled to receive dividends, as may be declared from time to time by the Board of Directors payable from earnings and profits of the corporation, as detailed in the Company’s Articles of Incorporation and the Bylaws. The Company currently does not anticipate paying any cash dividends in the foreseeable future.

Liquidation Rights

In the event of a voluntary or involuntary liquidation, dissolution, or winding up of the Company, the holders of the Common stock are entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all debts and other liabilities of the Company. Holders of our preferred stock are entitled to a liquidation preference that is senior to holders of the Common stock, and therefore would receive dividends and liquidation assets prior to the holders of the Common stock.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Direct Transfer, LLC, Issuer Direct Corporation, One Glenwood Avenue, Suite 1001, Raleigh, North Carolina 27603.

Stock Exchange Listing

Our common stock is listed on the NYSE American under the symbol “UAMY.”

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DESCRIPTION OF PREFERRED STOCK

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share. As of the date of this prospectus, 927,904 shares of our preferred stock were outstanding or designated. The following summary of certain provisions of our preferred stock does not purport to be complete. You should refer to our Articles of Incorporation and Bylaws, both of which are included as exhibits to the registration statement of which this prospectus is a part. The summary below is also qualified by provisions of applicable law.

General

Our board of directors may, from time to time, direct the issuance of shares of preferred stock in one or more series and may, with respect to such series, fix the number of shares constituting such series and the designation of such series, the voting powers, if any, of the shares of such series, and the preferences and relative, participating, optional, or other special rights, if any, and the qualifications, limitations, or restrictions thereof, of the shares of such series. The powers, preferences and relative, participating, optional and other special rights of each series of preferred stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of shares of preferred stock may provide that such shares may be exchanged for shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Company and may also provide for the redemption or purchase of such shares by the Company.

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of that series of preferred stock in the prospectus supplement for such offering and will file a copy of the amended and restated certificate of incorporation or the certificate of designations establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

•	the title and stated value;

•	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

•	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

•	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

•	the procedures for any auction and remarketing, if any;

•	the provisions for a sinking fund, if any;

•	the provisions for redemption, if applicable;

•	any listing of the preferred stock on any securities exchange or market;

•	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

•	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

•	voting rights, if any, of the preferred stock;

•	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of our company; and

•

any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our company.

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The following is a description of our outstanding series of preferred stock (there are no shares of Series A or Series D preferred stock outstanding):

Series B Preferred Stock

In 1993, the Board established a Series B preferred stock, consisting of 750,000 shares. The Series B preferred stock has preference over the Company’s common stock and Series A preferred stock (none of which are outstanding); has no voting rights (absent default in payment of declared dividends); and is entitled to cumulative dividends of $0.01 per share per year, payable if and when declared by the Board of Directors. During each of the years ended December 31, 2023 and 2022, the Company recognized $7,500 in Series B preferred stock dividend. In the event of dissolution or liquidation of the Company, the preferential amount payable to Series B preferred stockholders is $1.00 per share plus dividends in arrears. No dividends have been declared or paid with respect to the Series B preferred stock. The Series B Preferred stock is no longer convertible to shares of the Company’s common stock. At December 31, 2023 and 2022, cumulative dividends in arrears on the outstanding Series B shares were $217,500 and $210,000, respectively and the aggregate Series B liquidation preference at December 31, 2023 and 2022 were $967,500 and $960,000, respectively.

Series C Preferred Stock

In 2000, the Board established a Series C preferred stock. The Series C preferred stock has preference over the Company’s common stock and has voting rights equal to that number of shares outstanding, but no conversion or dividend rights. In the event of dissolution or liquidation of the Company, the preferential amount payable to Series C preferred stockholders is $0.55 per share. The aggregate Series C liquidation preference at both December 31, 2023 and 2022 was $97,847.

Transfer Agent and Registrar

The transfer agent and registrar for our preferred stock will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

General

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

•	the title or designation;

•	the aggregate principal amount and any limit on the amount that may be issued;

•

the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

•	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

•	the maturity date and the date or dates on which principal will be payable;

•

the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place or places where payments will be payable;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

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•

the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

•	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

•	whether we will be restricted from incurring any additional indebtedness;

•	a discussion of any material or special U.S. federal income tax considerations applicable to a series of debt securities;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

•

if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

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If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•

subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•

the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•

the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

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Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

•	to fix any ambiguity, defect or inconsistency in the indenture; and

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

•	reducing the principal amount of discount securities payable upon acceleration of maturity;

•	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

•	the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	compensate and indemnify the trustee; and

•	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•

issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

•	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

•	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

•	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

•	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•

whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositories, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants may be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants will be set forth in the applicable prospectus supplement.

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Outstanding Warrants

On July 23, 2020, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we sold units consisting of one share of common stock and one warrant to purchase one share of common stock. Such warrants were issued on July 27, 2020. Each warrant has an exercise price of $0.46 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance. As of November 5, 2024, warrants to purchase 2,285,715 shares of common stock remain outstanding.

On July 27, 2020, we issued warrants to purchase shares of common stock to Roth Capital Partners, LLC as partial compensation for services rendered in connection with the July 2020 unit offering. Each warrant has an exercise price of $0.46 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance. As of November 5, 2024, warrants to purchase 804,000 shares of common stock remain outstanding.

On February 1, 2021, we entered into a Securities Purchase Agreement with certain investors, pursuant to which we sold shares of common stock in a registered direct offering and unregistered warrants to purchase shares of common stock in a concurrent private placement. Such warrants were issued on February 3, 2021. Each warrant has an exercise price of $0.85 per share, is exercisable six months following issuance and has a term of five and one-half years following issuance. As of November 5, 2024, warrants to purchase 7,650,000 shares of common stock remain outstanding.

On February 3, 2021, we issued warrants to purchase shares of common stock to Roth Capital Partners, LLC as partial compensation for services rendered in connection with the February 2021 offerings. Each warrant has an exercise price of $0.85 per share, is exercisable six months following issuance and has a term of five years following issuance. As of November 5, 2024, warrants to purchase 1,606,500 shares of common stock remain outstanding.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock or warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights. We will provide in a prospectus supplement the following terms of the rights being issued:

•	the date of determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

•	the exercise price;

•	the aggregate number of rights issued;

•	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

•	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

•	the method by which holders of rights will be entitled to exercise;

•	the conditions to the completion of the offering, if any;

•	the withdrawal, termination and cancellation rights, if any;

•	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

•	whether stockholders are entitled to oversubscription rights, if any;

•	any applicable material U.S. federal income tax considerations; and

•	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants” and “Description of Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant or right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

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LEGAL MATTERS

The validity of the Shares being offered by this prospectus is being passed upon by Hall Booth Smith, P.C., Missoula, Montana.

EXPERTS

The consolidated financial statements of United States Antimony Corporation appearing in its Annual Report (Form 10-K) for the year ended December 31, 2023, incorporated by reference in this prospectus, have been audited by Assure CPA, LLC, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such consolidated financial statements have been incorporated by reference in reliance upon the report of such firm given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.usantimony.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is only part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

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INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. This prospectus incorporates by reference the documents listed below:

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on June 4, 2024;

•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 20, 2025, as amended by Amendment No. 1 on Form 10-K/A filed with the SEC on April 18, 2025;

•	our Current Report on Form 8-K filed with the SEC on March 18, 2025; and

•

the description of our common stock contained in our Registration Statement on Form 8-A filed with the SEC on May 16, 2012, including any amendments or reports filed for the purposes of updating this description.

In addition, all documents filed by us with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference into this prospectus and to be a part hereof from the date of filing such reports and other documents (excluding any information in such documents furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items). We also specifically incorporate by reference into this prospectus all documents filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement of which this prospectus is a part and prior to effectiveness of the registration statement (excluding any information in such documents that is furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and any exhibit furnished with such reports that is related to those items).

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:

United States Antimony Corporation

P.O. Box 540308

Dallas, TX 75354

Telephone: (406) 606-4117

You may also access these documents on our website, www.usantimony.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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UNITED STATES ANTIMONY CORPORATION

Up to $65,000,000

Common Stock

PROSPECTUS SUPPLEMENT

A.G.P.	B. Riley Securities

September 17, 2025